Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-161946, No. 333-138766, No. 333-123807 and No. 333-128897), the Registration Statements on Form S-3 (No. 333-126619, No. 333-138772, and No. 333-147243) and the Registration Statement on Form S-4 (No. 333-137901) of Exide Technologies of our report dated June 2, 2010 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia
June 2, 2010